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                                                                      EXHIBIT 11
                                The Geon Company
                            Earnings Per Share (EPS)
                      (In millions, except per share data)


                                                                                     Three Months Ended         Six Months Ended
                                                                                         June 30,                  June 30,
                                                                                   ---------------------     ---------------------
                                                                                     1998         1997         1998         1997
                                                                                   --------     --------     --------     --------

BASIC EARNINGS PER COMMON SHARE:

    Number of Shares:
    -----------------
    Average shares of common stock outstanding                                         23.3         23.4         23.3         23.4

    Less:  Average shares of contingently issuable restricted stock outstanding        (0.4)        (0.4)        (0.4)        (0.4)
                                                                                   --------     --------     --------     --------

    Total common shares outstanding for basic EPS                                      22.9         23.0         22.9         23.0
                                                                                   ========     ========     ========     ========


DILUTED EARNINGS PER COMMON SHARE:

    Number of Shares:
    -----------------
    Average shares of common stock outstanding                                         23.3         23.4         23.3         23.4

    Net effect of dilutive stock options - based on treasury stock
        method using average market price                                                .3           .3           .3           .2
                                                                                   --------     --------     --------     --------

    Total common and common equivalent shares outstanding for diluted EPS              23.6         23.7         23.6         23.6
                                                                                   ========     ========     ========     ========

    Net income per share of common stock
         Basic                                                                     $    .21     $    .27          .46     $    .37
                                                                                   ========     ========     ========     ========
         Diluted                                                                   $    .20     $    .26          .45     $    .36
                                                                                   ========     ========     ========     ========